UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2013

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
567 Thompson Road, Houma, Louisiana	70363
(Address of principal executive offices)	(Zip Code)

(985) 872-2100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On March 26, 2013, Roy F. “Buddy” Breerwood, III tendered his resignation as Vice President of Finance, Chief Financial Officer and Treasurer of Gulf Island Fabrication, Inc. (the “Company”) effective April 5, 2013.  Mr. Breerwood’s resignation was due to personal reasons and not as a result of any disagreement with the Company regarding the Company’s operations or practices.  The Company is actively searching for a candidate to succeed Mr. Breerwood in his former role. In the interim, Kirk J. Meche, our Chief Executive Officer, will assume the role of interim Chief Financial Officer and Treasurer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Kirk J. Meche
Kirk J. Meche
President and Chief Executive Officer

Dated:	April 1, 2013